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                                                                               1

August 8, 2006
CEO O'Neill
Web site posting

Today, Reynolds and Reynolds announced that we will merge with Universal Computer Systems (UCS) to create the world's pre-eminent dealer services provider. The new company will be known as the Reynolds and Reynolds Company, defined by the Reynolds brand and the Reynolds way of doing business. We will continue to put our customers first and "Remember Who's Boss."

By combining the companies as Reynolds and Reynolds, we will offer customers the benefits of UCS's advanced products, complemented by Reynolds' products, our reputation and reach in the market, and our unrelenting focus on customer satisfaction.

The possibilities - and opportunities - of this merger are truly exciting. Immediately, we strengthen our customer base and extend our reach in the marketplace. Immediately, we expand our range of products and services so that we are better able to meet customer needs. And, immediately, we add world-class engineering and development capability - more resources with which to serve customers.

Now, no one in the dealer services business anywhere in the world will be more capable, more knowledgeable, or more passionately committed to customers than the new Reynolds and Reynolds.

The transaction, of course, requires regulatory clearance and approval from shareholders, which we expect before the end of the calendar year. In the meantime, nothing will change in how we serve customers or how customers do business with Reynolds and Reynolds. As I said publicly in the news release announcing the merger, we are committed to protecting our customers' investments, regardless of the platforms they currently are using. Meeting our commitments to customers remains our one priority.

At Reynolds and Reynolds, what we do best is help automobile dealers sell more cars, reach more customers, and improve their profitability. Now, we will be able to fulfill that mission in ways not imagined before.


/s/ Fin O'Neill